Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144189 of Discover Financial Services on Form S-8 of our report dated June 29, 2011, relating to the financial statements and supplemental schedule of Discover Financial Services 401(k) Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 29, 2011

22